Exhibit 10.19

EXECUTION COPY

INTERCREDITOR AGREEMENT

dated as of

June 16, 2010

among

SPECTRUM BRANDS, INC.,

SB/RH HOLDINGS, LLC,

THE OTHER GRANTORS PARTY HERETO,

BANK OF AMERICA, N.A.,

as ABL Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Term/Notes Agent

i

This INTERCREDITOR AGREEMENT dated as of June 16, 2010, among SPECTRUM BRANDS, INC., a Delaware corporation (the “Company”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the subsidiaries of the Company listed on the signature pages hereof and the Additional Grantors described herein (the Company, Holdings, the subsidiaries so listed and the Additional Grantors being, collectively, the “Grantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, (“WFB”) as the Term/Notes Agent and BANK OF AMERICA, N.A. (“BofA”) as the ABL Agent.

WHEREAS, the Company and certain of its domestic Subsidiaries have entered into the ABL Credit Agreement described in Section 1 hereof, pursuant to which the Company and the other borrowers named therein will borrow funds for the purposes set forth therein;

WHEREAS, the Company has entered into the Term Loan Credit Agreement described in Section 1 hereof, pursuant to which the Company will borrow funds for the purposes set forth therein;

WHEREAS, the Company has entered into the Senior Secured Note Indenture described in Section 1 hereof, pursuant to which the Company will issue its 9.50% Senior Secured Notes due 2018 (the “Senior Secured Notes”);

WHEREAS, Holdings has guaranteed the foregoing obligations of the Company (and the other borrowers, if applicable) pursuant to the Holdings ABL Guaranty, the Holdings Term Loan Guaranty and the Holdings Senior Secured Note Guaranty and has secured its guarantees thereof by granting Liens on its assets to the ABL Agent and the Term/Notes Agent as provided in the ABL Security Documents and the Term/Notes Security Documents, respectively;

WHEREAS, the Company has caused each of its Domestic Subsidiaries to guarantee the foregoing obligations of the Company (and the other borrowers, if applicable) pursuant to the Subsidiary ABL Guaranties, the Subsidiary Term Loan Guaranties and the Subsidiary Senior Secured Note Guaranties (subsidiaries that are party to such guaranties are collectively, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and has caused each such Domestic Subsidiary to secure its guarantees thereof by granting Liens on its assets to the ABL Agent and the Term/Notes Agent as provided in the ABL Security Documents and the Term/Notes Security Documents, respectively;

WHEREAS, the Company, the Guarantors, the Term Loan Agent, the Senior Indenture Trustee and the Term/Notes Agent have entered into the Collateral Trust Agreement, pursuant to which the Term/Notes Agent has been appointed by the Term Loan Agent on behalf of the lenders under the Term Loan Credit Agreement and the Senior Indenture Trustee on behalf of the holders of the Senior Secured Notes, and the Term/Notes Agent has agreed, to hold and administer the Liens granted pursuant to the Term/Notes Security Documents for the ratable benefit of all of the Term/Notes Secured Parties on a pari passu basis;

WHEREAS, pursuant to the ABL Security Documents, the ABL Agent has agreed to hold and administer the Liens granted pursuant to the ABL Security Documents for the benefit of the ABL Secured Parties; and

WHEREAS, the parties hereto wish to set forth herein their agreement regarding the priority of Liens granted under the ABL Documents and the Term/Notes Documents, other agreements regarding the Common Collateral and related matters;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Terms Defined in UCC. As used herein, each of the following terms shall have the meaning specified in the UCC:

Term	UCC

Account	9-102
Cash Proceeds	9-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Deposit Account	9-102
Document	9-102
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Letter-of-Credit Right	9-102
Proceeds	9-102
Promissory Note	9-102
Record	9-102
Securities Account	8-501
Supporting Obligation	9-102

(b) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“ABL Agent” shall mean (i) BofA, in its capacity as administrative agent and collateral agent for the lenders and the other ABL Secured Parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant thereto, (ii) the administrative agent and collateral agent under such ABL

Documents as may be entered into pursuant to any Refinancing of the foregoing permitted hereunder and (iii) with respect to both (i) and (ii), its successors and permitted assigns.

“ABL Bank Product Obligations” shall mean any Bank Product Obligations that are (i) owed to a Person that is a lender or agent under the ABL Credit Agreement or an affiliate of such a lender or agent at the time of entry into such Bank Product Obligations and (ii) secured by any Common Collateral pursuant to the ABL Security Documents; provided that the ABL Bank Product Obligations in respect of Specified Bank Products shall not exceed $50,000,000 in the aggregate at any time.

“ABL Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligation.

“ABL Credit Agreement” shall mean that certain Loan and Security Agreement dated as of June 16, 2010, among the Company and certain of its Subsidiaries, as borrowers, certain of the Company’s Subsidiaries and affiliates, as guarantors, the lenders party thereto, and BofA, as administrative agent, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an ABL Hedging Obligation or ABL Bank Product Obligation) providing for or evidencing any ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations under the ABL Credit Agreement and the Loan Documents (as defined in the ABL Credit Agreement), including any intercreditor or joinder agreement among holders of ABL Obligations, in each case to the extent such are effective at the relevant time and as each may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Hedging Obligations” shall mean any Hedging Obligations that are (i) owed to a Person that is a lender or agent under the ABL Credit Agreement or an affiliate of such a lender or agent at the time of entry into such Hedging Obligations (or, in the case of any Hedging Obligations that are entered into on June 15, 2010, owed to a Person that becomes a lender or agent under the ABL Credit Agreement on June 16, 2010 or is an affiliate of such a lender or agent) and (ii) secured by any Common Collateral pursuant to the ABL Security Documents.

“ABL Obligations” shall mean all Obligations outstanding under the ABL Credit Agreement and the other ABL Documents (including, without limitation, all Obligations of the Company and its Subsidiaries in respect of ABL Hedging Obligations and ABL Bank Product Obligations); provided that (i) the ABL Outstandings Amount shall not exceed the greater of (x) $400,000,000 and (y) maximum amount of Indebtedness permitted to be incurred under the ABL Credit Agreement by each of the Term/Notes Agreements at any time and (ii) the ABL Bank Product Obligations in respect of Specified Bank Products shall not exceed $50,000,000 in the aggregate at any time (the “ABL Specified Bank Product Cap”). To the extent any payment with respect to the ABL Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred and no Discharge of ABL Obligations shall be deemed to have occurred with respect to such amount.

“ABL Outstandings Amount” shall mean, at any time, an amount equal to the sum (without duplication) of (a) the aggregate principal amount of all loans outstanding at such time under the ABL Credit Agreement then in effect (but, excluding (i) all Accruals and (ii) all Indemnity Amounts) and (b) the aggregate face amount of all unreimbursed letters of credit issued at such time under the ABL Credit Agreement then in effect.

“ABL Priority Collateral” shall mean the following assets of each Grantor other than Excluded Assets:

(i) all Accounts (but excluding any Accounts consisting of a right to receive payment from a sale, assignment, transfer, lease, license or other disposition of property constituting Term/Notes Priority Collateral);

(ii) all Inventory;

(iii) to the extent governing or involving any of the items referred to in preceding clauses (i) and (ii), all Chattel Paper, Documents, General Intangibles, Instruments, Commercial Tort Claims and Letter-of-Credit Rights, provided that to the extent any of the foregoing also relates to Term/Notes Priority Collateral, only that portion related to the items referred to in preceding clauses (i) and (ii) shall be included in the ABL Priority Collateral;

(iv) to the extent relating to any of the items referred to in preceding clauses (i) through (iii), all Supporting Obligations, provided that to the extent any of the foregoing also relates to Term/Notes Priority Collateral, only that portion related to the items referred to in preceding clauses (i) through (iii) shall be included in the ABL Priority Collateral;

(v) all Deposit Accounts and all deposits of cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (but excluding (x) all deposits of cash, checks, other negotiable instruments, funds, and other evidences of payments constituting identifiable Proceeds of Term/Notes Priority Collateral and (y) any Term/Notes Priority Collateral Proceeds Account and all cash, checks, other negotiable instruments, funds, other evidences of payments, securities, financial assets or other property held therein or credited thereto);

(vi) all loans payable by a Grantor to any other Grantor to the extent made using the direct proceeds of advances under the ABL Credit Agreement;

(vii) all policies of business interruption insurance;

(viii) all books and Records (including, without limitation, databases, customer lists and engineer drawings), in each case whether tangible or electronic and to the extent embodying, incorporating or otherwise relating to any of the foregoing; and

(ix) all ABL Priority Proceeds.

“ABL Priority Proceeds” shall mean any and all Proceeds of the ABL Priority Collateral described in clauses (i) through (viii) of the definition thereof, but excluding in all instances outside of a Bankruptcy Proceeding any property that is acquired with cash proceeds of such ABL Priority Collateral and does not otherwise constitute ABL Priority Collateral.

“ABL Secured Parties” shall mean the Persons holding ABL Obligations, including, without limitation, the ABL Agent and each other “Secured Party” (as defined in the ABL Credit Agreement).

“ABL Security Documents” shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted by any Grantor to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are at any time governed.

“ABL Specified Bank Product Cap” shall have the meaning assigned to such term in the definition of “ABL Obligations”.

“Accruals” shall mean, on any date of determination thereof, all accrued but unpaid interest, fees, and other charges owing by any Grantor to any Secured

Party under any of the Finance Documents, including any advances made by any Secured Party to pay such amounts, interest accrued upon any such advances and Enforcement Expenses. Accruals shall expressly include all interest accruing and fees, costs and charges (including Enforcement Expenses) incurred after the commencement of any Bankruptcy Proceeding, regardless of whether any Secured Party’s claim therefor is allowed or allowable in such Bankruptcy Proceeding.

“Agents” shall mean the ABL Agent and the Term/Notes Agent.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank Product Obligations” shall mean, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from Bank Products.

“Bank Products” shall mean (i) services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox or stop payment services, (ii) commercial credit card, purchasing card and merchant card services and (iii) other banking products or services (other than letters of credit and leases). The products and services described in clauses (ii) and (iii) above are referred to herein as the “Specified Bank Products”.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Proceeding” shall mean that there shall be an assignment for the benefit of creditors relating to the Company or any Grantor whether or not voluntary; or any case shall be commenced by or against the Company or any Grantor under any Bankruptcy Law for the relief of debtors, whether or not voluntary; or any proceeding shall be instituted by or against the Company or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshalling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to the Company or any Grantor.

“BofA” shall have the meaning set forth in the introductory statement.

“Class” refers, (a) when used with respect to any Secured Obligations or Secured Parties, to whether the same are ABL Obligations or ABL Secured Parties, on the one hand, or Term/Notes Obligations or Term/Notes Secured Parties, on the other hand, (b) when used with respect to Term/Notes Obligations, to whether the same are Term Loan Obligations, Senior Secured Note Obligations or Additional Secured Obligations (each as defined in the Collateral Trust Agreement) and (c) when used with respect to Term/Note Secured Parties, whether the same are Term Loan Secured Parties, Senior Secured Note Parties or Additional Secured Parties (each as defined in the Collateral Trust Agreement).

“Class Discharge” shall mean a Discharge of ABL Obligations or a Discharge of Term/Notes Obligations.

“Collateral Trust Agreement” shall mean that certain Collateral Trust Agreement dated as of June 16, 2010 among the Company, Holdings, the subsidiaries of the Company party thereto, the Term Loan Agent, the Senior Indenture Trustee and the Term/Notes Agent, as amended, supplemented or otherwise modified from time to time; provided that such amendment, supplement or modification does not contravene the terms hereof.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both ABL Collateral and Term/Notes Collateral.

“Company” shall have the meaning set forth in the introductory statement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6(a).

“Discharge of ABL Obligations” shall mean (i) payment in full in cash of the principal of, and interest (including any Post-Petition Interest) and premium (if any) on, all Indebtedness outstanding under the ABL Documents, (ii) payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (iii)

termination or cash collateralization of, in an amount and on terms reasonably satisfactory to the ABL Agent, or other provision for in a manner reasonably satisfactory to the ABL Agent and the issuing bank under the ABL Credit Agreement, all letters of credit issued under the ABL Documents, (iv) termination or expiration of all commitments and obligations to lend and to issue letters of credit under the ABL Documents, (v) termination and payment in full in cash of all termination fees and other amounts due in respect of ABL Hedging Obligations, or cash collateralization or the provision of other security in respect thereof in an amount and on terms satisfactory to the relevant Secured Party and (vi) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any ABL Document, are backed by letters of credit or cash collateral in an amount and on terms reasonably satisfactory to ABL Agent.

“Discharge of First-Lien Obligations” shall mean (i) in respect of ABL Priority Collateral, the Discharge of ABL Obligations and (ii) in respect of Term/Notes Priority Collateral, the Discharge of Term/Notes Obligations.

“Discharge of Second-Lien Obligations” shall mean (i) in respect of ABL Priority Collateral, the Discharge of Term/Notes Obligations and (ii) in respect of Term/Notes Priority Collateral, the Discharge of ABL Obligations.

“Discharge of Term/Notes Obligations” shall mean (i) payment in full in cash of the principal of, and interest (including any Post-Petition Interest) and premium (if any) on, all Indebtedness outstanding under the Term/Notes Documents, (ii) payment in full in cash of all other Term/Notes Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid and (iii) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Term/Notes Document, are backed by letters of credit or cash collateral in an amount and on terms reasonably satisfactory to Term/Notes Agent.

“Enforcement Expenses” shall mean all costs, expenses, fees or advances that any Agent or Secured Party may make, suffer or incur, in each case after the occurrence of an event of default under the relevant Finance Documents on account of or in connection with (i) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting, or otherwise preserving or realizing upon any Common Collateral, (ii) the settlement or satisfaction of any prior Lien or other encumbrance upon any of the Common Collateral, (iii) the retention by an Agent or any Secured Party of consultants, including turnaround management consultants, accountants, attorneys, appraisers, auctioneers and environmental engineers or (iv) the enforcement of any of the Finance Documents or the collection of any Obligations. Such costs, expenses, and advances may include, without limitation, storage fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, environmental assessment fees, and wages and salaries paid to employees of any Grantor or any independent contractors in liquidating or collecting any Common Collateral.

“Excluded Assets” shall have the meaning specified in the ABL Credit Agreement and the Term/Notes Security Agreement.

“Finance Documents” shall mean the ABL Documents and the Term/Notes Documents.

“First-Lien Agent” shall mean (i) with respect to ABL Priority Collateral, the ABL Agent and (ii) with respect to Term/Notes Priority Collateral, the Term/Notes Agent.

“First-Lien Collateral” shall mean, for purposes of determining the respective rights and obligations of either Class of Secured Parties as First-Lien Secured Parties or Second-Lien Secured Parties under any provision of this Agreement, such portion of the Common Collateral with respect to which the Secured Parties of such Class are First-Lien Secured Parties or Second-Lien Secured Parties, as the context may require.

“First-Lien Security Documents” shall mean (i) with respect to ABL Priority Collateral, the ABL Security Documents and (ii) with respect to Term/Notes Priority Collateral, the Term/Notes Security Documents.

“First-Lien Documents” shall mean (i) with respect to ABL Priority Collateral, the ABL Documents and (ii) with respect to Term/Notes Priority Collateral, the Term/Notes Documents.

“First-Lien Obligations” shall mean (i) in respect of ABL Priority Collateral, the ABL Obligations and (ii) in respect of Term/Notes Priority Collateral, the Term/Notes Obligations.

“First-Lien Secured Parties” shall mean (i) with respect to ABL Priority Collateral, the ABL Secured Parties and (ii) with respect to Term/Notes Priority Collateral, the Term/Notes Secured Parties.

“Grantors” shall have the meaning assigned to such term in the introductory statement hereto.

“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates and/or commodity prices.

“Holdings ABL Guaranty” shall mean the guaranty made by Holdings in favor of the ABL Secured Parties.

“Holdings Senior Secured Note Guaranty” shall mean the guaranty made by Holdings in favor of the Senior Secured Note Secured Parties.

“Holdings Term Loan Guaranty” shall mean the guaranty made by Holdings in favor of the Term Loan Secured Parties.

“Indebtedness” shall mean and include all obligations that constitute “Debt”, “Indebtedness” or other comparable terms within the meaning of the ABL Credit Agreement, the Term Loan Credit Agreement and the Senior Secured Notes Indenture as in effect on the date hereof.

“Indemnity Amount” shall mean, on any date of determination thereof, the amount required to be paid by any Grantor to any Secured Party on such date pursuant to any indemnity provisions contained in any applicable Finance Document.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Maximum ABL Amount” shall mean, at any time, an amount equal to the greater of (a) $450,000,000 and (b) the sum of (i) the maximum amount of Indebtedness permitted to be incurred under the ABL Credit Agreement by each of the Term/Notes Agreements at such time and (ii) $100,000,000.

“Maximum Term/Notes Amount” shall mean, at any time, an amount equal to the greater of (a) $1,650,000,000 and (b) the sum of (i) the maximum amount of Indebtedness permitted to be incurred under the Term/Notes Agreements by the ABL Credit Agreement at such time and (ii) $100,000,000.

“Obligations” shall mean, in respect of any Indebtedness, all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on such Indebtedness, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under any Finance Document governing such Indebtedness.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of an Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC.

“Post-Petition Interest” means any interest and fees that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Recovery” shall have the meaning set forth in Section 6(d).

“Refinance” shall mean, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend and restate, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required ABL Lenders” shall mean those lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from, the ABL Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment thereof).

“Second-Lien Agent” shall mean (i) with respect to ABL Priority Collateral, the Term/Notes Agent and (ii) with respect to Term/Notes Priority Collateral, the ABL Agent.

“Second-Lien Documents” shall mean (i) with respect to ABL Priority Collateral, the Term/Notes Documents and (ii) with respect to Term/Notes Priority Collateral, the ABL Documents.

“Second-Lien Obligations” shall mean (i) in respect of Term/Notes Priority Collateral, the ABL Obligations and (ii) in respect of ABL Priority Collateral, the Term/Notes Obligations.

“Second-Lien Secured Parties” shall mean (i) with respect to ABL Priority Collateral, the Term/Notes Secured Parties and (ii) with respect to Term/Notes Priority Collateral, the ABL Secured Parties.

“Second-Lien Security Documents” shall mean (i) with respect to ABL Priority Collateral, the Term/Notes Security Documents and (ii) with respect to Term/Notes Priority Collateral, the ABL Security Documents.

“Secured Obligations” shall mean the ABL Obligations and the Term/Notes Obligations.

“Secured Parties” shall mean the ABL Secured Parties and the Term/Notes Secured Parties.

“Senior Secured Notes” shall have the meaning set forth in the recitals.

“Senior Secured Note Indenture” shall mean that certain Indenture dated as of June 16, 2010, among the Company, as issuer, the guarantors party thereto and US Bank, National Association, as indenture trustee, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.

“Specified Bank Products” shall have the meaning assigned to such term in the definition of “Bank Products”.

“Standstill Period” shall have the meaning set forth in Section 3(a)(i).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary” shall mean any subsidiary of the Company.

“Subsidiary ABL Guaranties” shall mean the guaranties made by the Subsidiaries in favor of the ABL Secured Parties.

“Subsidiary Senior Secured Note Guaranties” shall mean the guaranties made by the Subsidiaries in favor of the Senior Secured Note Secured Parties.

“Subsidiary Term Loan Guaranties” shall mean the guaranties made by the Subsidiaries in favor of the Term Loan Secured Parties.

“Term Loan Credit Agreement” means the Credit Agreement dated as of June 16, 2010 among the Company, Holdings, the lenders party thereto and Credit Suisse AG, as administrative agent, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the provisions of this Agreement.

“Term/Notes Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral trustee under the Collateral Trust Agreement and the other Term/Notes Documents entered into in connection therewith, and its successors and permitted assigns.

“Term/Notes Agreements” shall mean the Term Loan Credit Agreement, the Senior Secured Notes Indenture and any Additional Secured Debt Facility (as defined in the Collateral Trust Agreement).

“Term/Notes Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term/Notes Obligation.

“Term/Notes Documents” shall have the meaning assigned to the term “Secured Debt Documents” in the Collateral Trust Agreement.

“Term/Notes Obligations” shall mean all Obligations outstanding under the Term/Notes Agreements and the other Term/Notes Documents; provided that the aggregate amount of Term/Notes Obligations shall not exceed the greater of (x) $1,600,000,000 and (y) the maximum amount of Indebtedness permitted to be incurred under the Term/Notes Agreements by the ABL Credit Agreement at any time. To the extent any payment with respect to the Term/Notes Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred and no Discharge of Term/Notes Obligations shall be deemed to have occurred with respect to such amount.

“Term/Notes Outstandings Amount” shall mean, at any time, an amount equal to the sum of the aggregate principal amount of all loans outstanding at such time under the Term Loan Credit Agreement then in effect and the aggregate principal amount of all amounts owing under the Senior Secured Notes.

“Term/Notes Priority Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, other than the ABL Priority Collateral and the Excluded Assets.

“Term/Notes Priority Collateral Proceeds Account” shall mean one or more Deposit Accounts established pursuant to any Term/Notes Document for the purpose of holding proceeds of Term/Notes Priority Collateral, and into which there shall be deposited only proceeds of Term/Notes Priority Collateral.

“Term/Notes Secured Parties” shall mean the Persons holding Term/Notes Obligations, including the Term/Notes Agent.

“Term/Notes Security Agreement” shall have the meaning assigned to the term “Security Agreement” in the Collateral Trust Agreement.

“Term/Notes Security Documents” shall have the meaning assigned to the term “Security Documents” in the Collateral Trust Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“WFB” shall have the meaning set forth in the introductory statement.

(c) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified or Refinanced in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

(a) Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the respective Secured

Parties on any Common Collateral, (ii) any provision of the UCC, Bankruptcy Law, any applicable law or any Finance Document, (iii) whether any Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby agrees that: (a) any Lien on First-Lien Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Agent or any First-Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on such Common Collateral securing any Second-Lien Obligations, and (b) any Lien on the Common Collateral securing any Second-Lien Obligations now or hereafter held by or on behalf of the Second-Lien Agent or any Second-Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Lien Obligations. All Liens on the Common Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. The ABL Agent, for itself and on behalf of each applicable ABL Secured Party, and the Term/Notes Agent, for itself and on behalf of each applicable Term/Notes Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Bankruptcy Proceeding), the perfection, priority, validity or enforceability of a Lien securing any Secured Obligations held (or purported to be held) by or on behalf of any of the Secured Parties or any agent or trustee therefor in any Common Collateral.

(c) No New Liens. It is understood and agreed that the intent of the parties is for each Class of Secured Obligations to be secured by a perfected lien on all ABL Priority Collateral and all Term/Notes Priority Collateral. In furtherance of the foregoing, the parties hereto agree that it is the intent of the parties that no Secured Party of either Class shall acquire or hold any Lien on any assets of any Grantor that are not also subject to a Lien securing the Secured Obligations of the other Class. If any Secured Party of either Class shall nonetheless acquire or hold any Lien on any assets of any Grantor which assets are not also subject to a Lien securing the Secured Obligations of the other Class (other than a judgment lien), then such Secured Party shall (i) without the need for any further consent of any party and notwithstanding anything to the contrary in any other document be deemed to hold and have held such Lien for the benefit of the Secured Parties of the other Class as security for the Secured Obligations of the other Class (subject to the Lien priorities and other terms hereof) and (ii) in the case of any such Lien acquired after the date hereof, (A) endeavor to give the other Agent prompt written notice of such additional Lien, provided that the failure to give such notice shall not affect the validity of such additional Lien or the rights hereunder of the Agent receiving such additional Lien (subject to the Lien priorities and other terms hereof) and (B) enter into, execute and/or deliver any agreements, filings, instruments or other documents reasonably requested by the other Agent in order to evidence the Lien priorities set forth herein.

(d) Perfection of Liens. Except as expressly provided for herein, neither the First-Lien Agent nor the First-Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Lien Agent and the Second-Lien Secured Parties. Except as expressly provided for herein, neither the Second-Lien Agent nor the Second-Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the First-Lien Agent and the First-Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Lien Secured Parties and the Second-Lien Secured Parties and shall not impose on any Secured Party or any agent or trustee therefor any obligations in respect of (i) any payment or distribution that any Secured Party may receive or be entitled to receive in any Bankruptcy Proceeding of a Grantor, solely with respect to an unsecured claim (or portion of a claim, to the extent unsecured) of such Secured Party and (ii) the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement.

(a) Exercise of Remedies.

(i) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Bankruptcy Proceeding has been commenced by or against the Company or any other Grantor, neither the Second-Lien Agent nor any Second-Lien Secured Party shall:

(A) exercise or seek to exercise any rights or remedies (including set-off) with respect to any First-Lien Collateral in respect of any applicable Second-Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);

(B) contest, protest or object to any foreclosure proceeding or action brought with respect to the First-Lien Collateral by the First-Lien Agent or any First-Lien Secured Party in respect of the First-Lien Obligations, the exercise of any right by the First-Lien Agent or any First-Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the First-Lien Collateral under the First-Lien Documents or otherwise in respect of First-Lien Obligations; or

(C) object to the forbearance by the First-Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First-Lien Collateral in respect of First-Lien Obligations;

provided, however, that if an Event of Default (as defined in the Second-Lien Documents (as in effect on the date hereof)) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2(a) and 4, after the expiration of a 180-day period (the “Standstill Period”) which shall commence on the date of receipt by the First-Lien Agent of the written declaration of the Second-Lien Agent of such Event of Default and written demand by the Second-Lien Agent to the Company for the accelerated payment of all Second-Lien Obligations (unless any Grantor is subject to an Bankruptcy Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Bankruptcy Proceeding), the Second-Lien Agent may take action to enforce its second-priority Liens on the First-Lien Collateral upon 30 days’ prior written notice to the First-Lien Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period), but only so long as the First-Lien Agent has not commenced or is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against all or any material portion of the First-Lien Collateral (including, without limitation, commencement of any reasonable action to foreclose its Liens on such First-Lien Collateral, any reasonable action to take possession of such First-Lien Collateral or commencement of any reasonable legal proceedings or actions against or with respect to such First-Lien Collateral) and the First-Lien Agent is not enjoined or stayed from taking any such lien enforcement action against a material portion of the First-Lien Collateral.

(ii) Except as expressly provided in the proviso in Section 3(a)(i), so long as the Discharge of First-Lien Obligations has not occurred and whether or not any Bankruptcy Proceeding has been commenced by or against the Company or any other Grantor, the First-Lien Agent and the First-Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the First-Lien Collateral without any consultation with or the consent of any Second-Lien Agent or any Second-Lien Secured Party; provided, however, that the Second-Lien Agent may take any action (not adverse to the prior Liens on the First-Lien Collateral securing the First-Lien Obligations, or the rights of the First-Lien Agent or the First-Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the First-Lien Collateral. In exercising rights and remedies with respect to the First-Lien Collateral, the First-Lien Agent and the First-Lien Secured Parties may enforce the provisions of the First-Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of First-Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

(iii) Except as expressly provided in the proviso in Section 3(a)(i), so long as the Discharge of First-Lien Obligations has not occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will not in the context of its role as secured creditor take or receive any First-Lien Collateral or any proceeds of First-Lien Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any First-Lien Collateral in respect of the applicable Second-Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, except as expressly provided in the provisos in Sections 3(a)(i) and (ii), the sole right of the Second-Lien Agent and the Second-Lien Secured Parties with respect to the First-Lien Collateral shall be to hold a Lien on the First-Lien Collateral in respect of the applicable Second-Lien Obligations pursuant to the Second-Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred. For the avoidance of doubt, this Section 3(a)(iii) shall not affect the right of any Second-Lien Secured Party to receive proceeds of First-Lien Collateral in accordance with Section 5(d).

(iv) Except as expressly provided in the proviso in Section 3(a)(i), (A) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, agrees that no Second-Lien Agent or any Second-Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral under the First-Lien Documents, including any sale, lease, exchange, transfer or other disposition of the First-Lien Collateral, whether by foreclosure or otherwise, and (B) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, hereby waives any and all rights it or any Second-Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Lien Agent or the First-Lien Secured Parties seek to enforce their Liens on any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Secured Parties is adverse to the interests of the Second-Lien Secured Parties.

(v) The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second-Lien Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral as set forth in this Agreement and the First-Lien Documents.

(b) Cooperation. Subject to the proviso in Section 3(a)(i), the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person (other than the First-Lien Secured Parties and the First-Lien Agent upon the request thereof) in commencing or pursuing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the First-Lien Collateral under any of the applicable Second-Lien Documents.

(c) Access to Collateral and Information.

(i) Notwithstanding anything in this Section 3 to the contrary, as between the ABL Agent and the Term/Notes Agent, the ABL Agent may enter upon any real property of a Grantor, whether leased or owned, and without obligation to pay rent or compensation to the Term/Notes Agent or the Term/Notes Secured Parties or Grantors and may use any of the equipment of any Grantor to complete the manufacture of and/or process Inventory, collect Accounts and remove, sell or otherwise dispose of any of the ABL Priority Collateral until the later of (i) such time as the Term/Notes Agent disposes of such real property and equipment and (ii) the date that is 150 days after the date of receipt by the ABL Agent of a notice from the Term/Notes Agent of its intent to commence the exercise of remedies of repossession or foreclosure with respect to such real property and equipment, provided that (x) any such use of property and equipment shall be in accordance with applicable law and customary industry practices with respect to the use and maintenance thereof, and, if requested by the Term/Notes Agent, the ABL Agent shall provide the Term/Notes Agent with evidence of the liability insurance of the ABL Agent and (y) no equipment may be removed from the premises at which such equipment was theretofore located without the prior written consent of the Term/Notes Agent. In the event that the Agents are unable to exercise their rights as secured creditors as a result of any stay in any bankruptcy, insolvency or similar proceeding or of any temporary restraining order or preliminary injunction with respect to any Grantor or the Agents, such 150-day period shall be extended by the number of days that the Agents or their designees’ access to the Common Collateral has been prevented; provided, however, that (A) in the event the ABL Agent, but not the Term/Notes Agent, is so prevented from exercising such remedies, such 150-day period shall be extended by a number of days equal to the lesser of (x) the number of days such stay, order or injunction is in effect and (y) 240 days and (B) the Grantors shall cooperate with the ABL Agent prior to the expiration of such period to relocate any ABL Priority Collateral to a location reasonably satisfactory to the ABL Agent.

(ii) In the event that either Agent shall, in the exercise of its rights under the ABL Security Documents or the Term/Notes Security Documents, as the case may be, or otherwise, receive and retain possession or control of any books and Records of any Grantor which contain information identifying or pertaining to the First-Lien Collateral of the other Class, such Agent shall, upon request from the Agent for the other Class and as promptly as practicable thereafter, either make available to the other Agent such books and Records for inspection and duplication or provide to the other Agent copies thereof.

(d) License for Term/Notes Priority Collateral. Notwithstanding anything in this Section 3 to the contrary, the Term/Notes Agent, for itself and each of the Term/Notes Secured Parties, hereby grants in favor of the ABL Agent, for itself and on behalf of the ABL Secured Parties, a nonexclusive right to use, license and/or sublicense any now existing or hereafter acquired Term/Notes Priority Collateral consisting of intellectual property, including trademarks and trade names, for the purpose of enabling the ABL Agent and the ABL Secured Parties to assemble, prepare for sale, advertise, market and dispose of any and all ABL Priority Collateral, wherever such ABL Priority Collateral may be located, including all such license and right access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license and right herein shall continue in full force and effect as a burden on the Term/Notes Priority Collateral until all ABL Priority Collateral has been sold, transferred or otherwise disposed of notwithstanding (i) any exercise of remedies by the Term/Notes Agent or any Term/Notes Secured Parties with respect to any Term/Notes Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Term/Notes Priority Collateral consisting of intellectual property or any rights therein (whether by any Grantor, by any Term/Notes Secured Party or otherwise). This license right shall inure to the benefit of the ABL Agent and the ABL Secured Parties and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license right is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the applicable Term/Notes Agent or any Term/Notes Secured Parties or any other Person by the ABL Agent or any ABL Secured Party or any other Person. The Term/Notes Agent, for itself and each of the Term/Notes Secured Parties, agrees not to interfere, hinder, restrict or delay the exercise by the ABL Agent or the ABL Secured Parties of any such license and right granted herein and agrees to execute such documentation and complete such other acts as may be required by the ABL Agent or the ABL Secured Parties in connection with the exercise of such license and right, including preservation of such license and right against any Person (including any voluntary or involuntary transferee of such Term/Notes Priority Collateral consisting of intellectual property). The rights and remedies of the ABL Agent and the ABL Secured Parties in this Section 3(d) are in addition to and not in limitation of the rights and remedies under the ABL Documents or applicable law. The provisions of this Section 3(d) are agreed to solely as among the Agents and Secured Parties and shall not be deemed to expand or otherwise modify any rights granted by any Grantor to the Agents or Secured Parties under any of the Finance Documents.

(e) Third Party Agreement Regarding Collateral. Notwithstanding anything herein to the contrary but subject to Section 5(e), each Agent agrees to give prior written notice to the other Agent prior to taking action to gain access to or trigger control of any Collateral; provided, however, that so long as the Discharge of ABL Obligations has not occurred, in no event shall the Term/Notes Agent or any Term/Notes Secured Party trigger control of any ABL Priority Collateral that consists of a Deposit Account and is otherwise subject to any “control agreement” to which the ABL Agent is a party; provided, further, that in no event shall the ABL Agent be obligated to give notice to Term/Notes Agent of audits or appraisals by it of ABL Priority Collateral or of the commencement of a Cash Dominion Period as a result of Availability falling below the Cash Dominion Amount or a Financial Covenant Trigger Event (each capitalized term in this proviso used but not defined herein used herein as defined in the ABL Credit Agreement).

(f) For the avoidance of doubt, none of the following shall constitute a an exercise of rights or remedies by an Agent or Secured Party in violation of this Section 3: (i) making demand for payment or accelerating the maturity of the relevant Class of Obligations; (ii) the receipt by ABL Agent and application to the ABL Obligations of collections of Accounts or proceeds of other ABL Priority Collateral received from account debtors or through any lockbox or other cash management arrangement (other than from any Deposit Account Collateral that is Term/Notes Priority Collateral), whether or not any event of default under the ABL Credit Agreement exists at the time of receipt or application; (iii) the implementation of reserves under the ABL Credit Agreement; (iv) the reduction of advance rates under the ABL Credit Agreement; (v) the cessation (whether temporary or permanent) of lending under the ABL Credit Agreement due to the existence of an Overadvance (as defined in the ABL Credit Agreement), the existence of an event of default under the ABL Credit Agreement or the failure to satisfy conditions precedent; (vi) the exercise by an ABL Secured Party of the right of offset with respect to ABL Bank Product Obligations; or (vii) the filing by any Secured Party of a proof of claim in any Bankruptcy Proceeding.

SECTION 4. Payments.

(a) Application of Proceeds of Common Collateral. Each Secured Party hereby agrees that all Common Collateral, and all proceeds thereof, received by any Secured Party in connection with any exercise of remedies as a secured creditor in respect of Common Collateral, or pursuant to a sale, transfer or other disposition pursuant to Section 5(a)(i) below, shall be applied:

first, to the payment of costs and expenses of the First-Lien Agent in connection with its exercise of remedies as a secured creditor;

second, to the payment of the First-Lien Obligations in accordance with the First-Lien Documents until the Discharge of First-Lien Obligations has occurred;

third, to the payment of the Second-Lien Obligations in accordance with the Second-Lien Documents until the Discharge of Second-Lien Obligations has occurred; and

fourth, the balance, if any, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct;

provided that notwithstanding anything to the contrary contained herein, (x) the holders of ABL Hedging Obligations shall be entitled to receive proceeds of

Term/Notes Priority Collateral pursuant to clause second above (after the application of the proceeds of ABL Priority Collateral to the holders of the ABL Obligations to the extent there are concurrent applications of proceeds of ABL Priority Collateral and proceeds of Term/Notes Priority Collateral) as though such obligations were Term/Notes Obligations notwithstanding the treatment of such obligations as Second-Lien Obligations with respect to the Term-Notes Priority Collateral for all other purposes (other than under Section 5(b)(i) below) of this Agreement (such payments together with the payments of insurance proceeds described in Section 5(b)(i), the “Additional Hedging Priority Payments”) and (y) the Additional Hedging Priority Payments shall be made to the ABL Agent for the account of the holders of the ABL Hedging Obligations.

(b) Payments Over. Except as set forth in the proviso to Section 4(a) and in Section 5(b)(i) with respect to the Additional Hedging Priority Payments, any First-Lien Collateral or proceeds thereof received by the Second-Lien Agent or any Second-Lien Secured Party in connection with the exercise of any right or remedy (including set-off) relating to any First-Lien Collateral in contravention of this Agreement prior to the Discharge of First-Lien Obligations shall be segregated and held in trust for the benefit of, and forthwith paid over to, the First-Lien Agent (and/or its designees) for the benefit of the applicable First-Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such Second-Lien Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

(a) Releases. If at any time any Grantor, the First-Lien Agent or any First-Lien Secured Party, as applicable, delivers notice to the Second-Lien Agent that any specified First-Lien Collateral (including, for such purpose, in the case of the sale of all or substantially all of the equity interests in any Subsidiary of such Grantor, any First-Lien Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:

(i) by private or public sale of all or any portion of the First-Lien Collateral (x) in connection with any exercise of remedies as a secured creditor by the First Lien Agent or (y) after the occurrence and during the continuation of an event of default under the First Lien Documents, with the consent of the First-Lien Agent, provided that the net cash proceeds of any such sale, if any, are applied in accordance with this Agreement;

(ii) by the owner of such First-Lien Collateral in a transaction permitted under the ABL Credit Agreement, the Term Loan Agreement, the Senior Secured Note Indenture and each other Finance Document;

then (whether or not any Bankruptcy Proceeding is pending at the time) the Liens in favor of the Second-Lien Secured Parties on such First-Lien Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such First-Lien Collateral securing First-Lien Obligations are released and discharged. Upon delivery to the Second-Lien Agent of a notice from the First-Lien Agent stating that any release of Liens on the First-Lien Collateral securing or supporting the First-Lien Obligations has become effective (or shall become effective upon the Second-Lien Agent’s release, if applicable) pursuant to the preceding sentence, the Second-Lien Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. The Second-Lien Agent, for itself and the Second-Lien Secured Parties, hereby irrevocably appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent and the Second-Lien Secured Parties, for the purpose of acting under this Section 5(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5(a), including any termination statements, endorsements, or other instruments of Lien transfer or Lien release.

(b) Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent and the First-Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Documents, to adjust settlement for any insurance policy covering the First-Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the First-Lien Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the First-Lien Collateral shall be paid (i) first, prior to the occurrence of the Discharge of First-Lien Obligations, to the First-Lien Agent for the benefit of First-Lien Secured Parties pursuant to the terms of the First-Lien Documents (provided that if such proceeds relate to the Term/Notes Priority Collateral, the holders of ABL Hedging Obligations shall be entitled to receive such proceeds pursuant to this clause (i) as though such obligations were Term/Notes Obligations), (ii) second, after the occurrence of the Discharge of First-Lien Obligations, to the Second-Lien Agent for the benefit of the Second-Lien Secured Parties pursuant to the terms of the applicable Second-Lien Documents and (iii) third, if no Second-Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Agent or any Second-Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Section 4(b).

(c) Amendments to Finance Documents.

(i) So long as a Class Discharge has not occurred and except as otherwise expressly provided herein, without the prior written consent of (A) in the case of the ABL Documents, the Term/Notes Agent (as directed by the Authorized Representative (as defined in the Collateral Trust Agreement) of each Class of Term/Notes Obligations (upon an affirmative vote of the Required Secured Parties of such Class to the extent required by the terms of the applicable Term/Notes Documents)) and (B) in the case of the Term/Notes Documents, the ABL Agent (upon an affirmative vote of the Required ABL Lenders to the extent required by the terms of the applicable ABL Documents), no Finance Document (other than this Agreement) may be amended, supplemented, modified or Refinanced in any manner that would contravene this Agreement or would contravene, or result in a breach or default under, this Agreement.

(ii) So long as the Discharge of ABL Obligations has not occurred, the Term/Notes Agent agrees that each applicable Term/Notes Security Document shall include the following language (or language to similar effect approved in writing by the ABL Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Trustee pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Trustee hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement dated as of June 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Bank of America, N.A., WFB, Spectrum Brands, Inc., SB/RH Holdings, LLC and the Subsidiaries of Spectrum Brands, Inc. party thereto. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern”.

(iii) So long as the Discharge of Term/Notes Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or language to similar effect approved in writing by the Term/Notes Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the ABL Agent pursuant to this Agreement and (ii) the exercise of any right or remedy by the ABL Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement dated as of June 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., Wells Fargo Bank, National Association, Spectrum Brands, Inc., SB/RH Holdings, LLC and the Subsidiaries of Spectrum Brands, Inc. party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.

(d) Rights As Unsecured Creditors. Except to the extent in contravention of the express terms of Sections 2(a), 2(b), 3(a)(i)(B), 3(a)(i)(C), 3(c) and 3(d) of this Agreement, any Secured Party may exercise rights and remedies as an unsecured creditor against the Company, Holdings or any Subsidiary of the Company that has guaranteed the relevant Secured Obligations in accordance with the terms of the applicable Finance Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Secured Party of required payments in respect of interest, principal and other obligations under the Financing Documents unless such payment is made with an application of proceeds that violates the waterfall for application of proceeds set forth in Section 4(a) hereof. In the event the Second-Lien Agent or any Second-Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of First-Lien Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First-Lien Agent or the First-Lien Secured Parties may have with respect to the First-Lien Collateral.

(e) First-Lien Agent as Bailee for Perfection.

(i) The First-Lien Agent agrees to hold the Pledged Collateral that is part of the First-Lien Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Lien Security Documents, subject to the terms and conditions of this Section 5(e).

(ii) The First-Lien Agent agrees to hold the Deposit Account Collateral that is part of the First-Lien Collateral and controlled by the First-Lien Agent as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Lien Security Documents, subject to the terms and conditions of this Section 5(e).

(iii) In the event that the First-Lien Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the First-Lien Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Lien Agent agrees to hold such Liens as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Lien Security Documents, subject to the terms and conditions of this Section 5(e).

(iv) Except as otherwise specifically provided herein (including Sections 3(a) and 4(a), until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent shall be entitled to deal with the Pledged Collateral that is part of the First-Lien Collateral in accordance with the terms of the First-Lien Documents as if the Liens under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Agent and the Second-Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(v) The First-Lien Agent shall have no obligation whatsoever to the Second-Lien Agent or any Second-Lien Secured Party to assure that the Pledged Collateral that is part of the First-Lien Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to such Common Collateral except as expressly set forth in this Section 5(e). The duties or responsibilities of the First-Lien Agent under this Section 5(e) shall be limited solely to holding Pledged Collateral as bailee for the Second-Lien Agent for purposes of perfecting the Lien held by the Second-Lien Secured Parties.

(vi) The First-Lien Agent shall not have by reason of the Second-Lien Security Documents or this Agreement or any other document a fiduciary relationship in respect of the Second-Lien Agent or any Second-Lien Secured Party and the Second-Lien Agent and the Second-Lien Secured Parties hereby waive and release the First-Lien Agent from all claims and liabilities arising pursuant to the First-Lien Agent’s role under this Section 5(e), as agent and bailee with respect to the Common Collateral.

(vii) Upon the Discharge of First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent, or otherwise allow the Second-Lien Agent to obtain control of, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) theretofore part of the First-Lien Collateral, together with any necessary endorsements, or take such action in respect thereof as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Lien Agent for loss or damage suffered by the First-Lien Agent as a result of such transfer, except for loss or damage suffered by the First-Lien Agent as a result of its own willful misconduct or gross negligence. The First-Lien Agent shall have no obligation to follow instructions from any Second-Lien Agent in contravention of this Agreement.

(viii) Neither the First-Lien Agent nor the First-Lien Secured Parties shall be required to marshal any present or future collateral security for Holdings’, the Company’s or its Subsidiaries’ obligations to the First-Lien Agent or the First-Lien Secured Parties under the applicable Finance Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(f) When Class Discharge Deemed Not to Have Occurred. Upon a Refinancing of any Finance Documents, no Class Discharge shall be deemed to occur, and the Obligations under such Refinancing of such Finance Documents shall automatically be treated as Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein (with any Obligations under such new Finance Documents secured by First-Lien Collateral being treated as First-Lien Obligations for all purposes hereunder); provided that (i) such Refinancing is permitted pursuant to Section 5(c) hereof and (ii) the new Agent thereunder shall agree in a writing addressed to the Agent for the other Class and the Secured Parties of such Class, to be bound by the terms of this Agreement (which writing shall be in form and substance reasonably satisfactory to such Agent). If the new Secured Obligations under such new Finance Documents are secured by assets of the Grantors that do not also secure the Secured Obligations of the other Class, then the Secured Obligations of the other Class shall be secured at such time by a Lien on such assets to the same extent provided in the applicable Finance Documents for such Class and this Agreement (including the Lien priorities and rights in respect of Common Collateral set forth herein).

SECTION 6. Bankruptcy Proceedings.

(a) Financing Issues. If the Company or any other Grantor shall be subject to any Bankruptcy Proceeding and the First-Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (i) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6(c)) and, to the extent the Liens securing the First-Lien Obligations under the First-Lien Documents are subordinated to any Liens securing such DIP Financing, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, will subordinate its Liens in the Second-Lien Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to Liens securing First-Lien Obligations under this Agreement, provided that (A) for any DIP Financing secured by a super-priority lien on the ABL Priority Collateral, the sum of (x) the aggregate principal amount of any and all such DIP Financing and (y) the ABL Outstandings Amount at such time does not exceed the Maximum ABL Amount at such time and (B) for any DIP Financing secured by a super-priority lien on the Term/Notes Priority Collateral, the sum of (x) the aggregate principal amount of any and all such DIP Financing and (y) the Term/Notes Outstandings Amount at such time does not exceed the Maximum Term/Notes Amount at such time, (ii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Lien Obligations made by the First-Lien Agent or any other First-Lien Secured Party, (iii) any lawful exercise by any First-Lien Secured Party of the right to credit bid First-Lien Obligations at any sale in foreclosure of Common Collateral, (iv) any other request for judicial relief made in any court by any holder of First-Lien Obligations relating to the lawful enforcement of any Lien on the First-Lien Collateral or (v) any order relating to a sale of assets of any Grantor to which the First-Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Lien Obligations and the Second-Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing the related First-Lien Collateral rank to the Liens securing the Second-Lien Collateral in accordance with this Agreement.

(b) Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Bankruptcy Proceeding in respect of the First-Lien Collateral without the prior written consent of the First-Lien Agent.

(c) Adequate Protection. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the First-Lien Agent or the First-Lien Secured Parties for adequate protection or (ii) any objection by the First-Lien Agent or the First-Lien Secured Parties to any motion, relief, action or proceeding based on the First-Lien Agent’s or the First-Lien Secured Parties’ claiming a lack of adequate protection. The First-Lien Agent may seek or request adequate protection of its interest in the First-Lien Collateral in the form of a replacement Lien on additional collateral, which Lien, if granted, will be senior to the Liens securing the Second-Lien Obligations, including any Liens permitted under this Section 6(c) to the extent such additional collateral would have constituted First-Lien Collateral for the applicable First-Lien Obligations but for the occurrence of the Bankruptcy Proceeding. Notwithstanding the foregoing, in any Bankruptcy Proceeding, (A) the Second-Lien Agent, on behalf of itself and any applicable Second-Lien Secured Party, may seek or request adequate protection in the form of a replacement Lien on additional collateral, provided that any such Lien shall be subordinated to the Liens securing the First-Lien Obligations and any DIP Financing secured by the First Lien Collateral permitted under Section 6(a) (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the Liens securing First-Lien Obligations under this Agreement to the extent such additional collateral would have constituted Second-Lien Collateral for the applicable Second-Lien Obligations but for the occurrence of the Bankruptcy Proceeding and (B) in the event the Second-Lien Agent, on behalf of itself or any applicable Second-Lien Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Lien Agent, on behalf of itself or each such Second-Lien Secured Party, agrees that the First-Lien Agent shall also be granted a senior Lien on such additional collateral as security for the applicable First-Lien Obligations to the extent such additional collateral would have constituted First-Lien Collateral for the applicable First-Lien Obligations but for the occurrence of the Bankruptcy Proceeding and any such DIP Financing, and that any Lien on such additional collateral securing the Second-Lien Obligations shall be subordinated to the Liens on such collateral securing the First-Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6(a) or in connection with the exercise of remedies with respect to the Common Collateral, nothing herein shall limit the rights of the Second-Lien Agent or the other Second-Lien Secured Parties in seeking adequate protection with respect to their rights in the Common Collateral in any Bankruptcy Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest or otherwise), provided, however, that nothing herein shall limit the rights of the First-Lien Agent or the other First-Lien Secured Parties to object to such adequate protection in the form of cash payments, periodic cash payments or cash payments of interest.

(d) Preference and Avoidance Issues. If any Secured Party is required in any Bankruptcy Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then as among the parties hereto the related Secured Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred. If this Agreement has been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(e) Application. This Agreement shall be applicable prior to and after the commencement of any Bankruptcy Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

(f) Waivers. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Lien Obligations for costs or expenses of preserving or disposing of any First-Lien Collateral.

(g) Reorganization Securities. If, in any Bankruptcy Proceeding, debt obligations of any reorganized Grantor secured by Lien upon any property of such reorganized Grantor are distributed pursuant to a plan of reorganization on account of First-Lien Obligations and Second-Lien Obligations, then, to the extent such debt obligations are secured by Liens upon Collateral, the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations.

SECTION 7. Reliance; Waivers; etc.

(a) Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First-Lien Secured Parties to Holdings, the Company or any Subsidiary of the Company shall be deemed to have been given and made in reliance upon this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges that it and the applicable Second-Lien Secured Parties have, independently and without reliance on the First-Lien Agent or any First-Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each applicable Second-Lien Document, this Agreement and the transactions contemplated hereby and thereby and will continue to make their own credit decisions in taking or not taking any action under the applicable Second-Lien Document or this Agreement.

(b) No Warranties or Liability. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges and agrees that neither the First-Lien Agent nor any First-Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second-Lien Agent or any other Second-Lien Secured Party has in the First-Lien Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First-Lien Agent nor any First-Lien Secured Party shall have any duty to any Second-Lien Agent or any Second-Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Company or any Subsidiary thereof (including the Second-Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First-Lien Agent, the First-Lien Secured Parties, the Second-Lien Agent and the Second-Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (i) the enforceability, validity, value or collectibility of any of the Second-Lien Obligations, the First-Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (ii) the Grantors’ title to or right to transfer any of the Common Collateral or (iii) any other matter except as expressly set forth in this Agreement.

(c) Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the First-Lien Secured Parties, and the Second-Lien Agent and the Second-Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First-Lien Documents or any Second-Lien Documents;

(ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or of the terms of any Second-Lien Document;

(iii) any exchange of any security interest in any Common Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(iv) the commencement of any Bankruptcy Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First-Lien Obligations, or of any Second-Lien Agent or any Second-Lien Secured Party in respect of this Agreement.

SECTION 8. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term/Notes Document, the provisions of this Agreement shall govern.

SECTION 9. Continuing Nature of This Agreement; Severability.

(a) Subject to Section 6(d), this Agreement shall continue to be effective until a Class Discharge has occurred. This is a continuing agreement of lien subordination and the First-Lien Secured Parties may continue, at any time and without notice to the Second-Lien Agent or any Second-Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Lien Obligations in reliance hereon, subject to the limitations specified herein. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Bankruptcy Proceeding.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the ABL Agent (upon an affirmative vote of the Required ABL Lenders, to the extent required by the terms of the ABL Documents) and the Term/Notes Agent (as directed by the Authorized Representative of each Class of Term/Notes Obligations (upon an affirmative vote of the Required Secured Parties of such Class to the extent required by the terms of the applicable Term/Notes Documents)); provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of (x) any Grantor (which shall include any amendment that modifies the Company’s ability to cause additional obligations to constitute ABL Obligations or Term/Notes Obligations or modifies the definition of “Maximum ABL Amount” or the definition of “Maximum Term/Notes Amount”) without the Company’s prior written consent or (y) any Secured Party hereunder more adversely than it affects the comparable rights hereunder of other Secured Parties of the same Class, without the consent of such Secured Party.

SECTION 11. Information Concerning Financial Condition of Holdings, the Company and the Subsidiaries. The Secured Parties shall each be responsible for keeping themselves informed of (i) the financial condition of Holdings, the Company and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (A) to make, and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (B) to provide any additional information or to provide any such information on any subsequent occasion, (C) to undertake any investigation or (D) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain as confidential or is otherwise required to maintain as confidential.

SECTION 12. Subrogation. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.

SECTION 13. Application of Payments. Except as otherwise provided herein, all payments received by the First-Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Lien Documents. Except as otherwise provided herein, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, assents to any such extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 14. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 15. Notices. All notices to the ABL Secured Parties and the Term/Notes Secured Parties permitted or required under this Agreement may be sent to the ABL Agent or the Term/Notes Agent as provided in the relevant Finance Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed by PDF transmission or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail by PDF transmission or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all the other parties. The ABL Agent hereby agrees to promptly notify the Term/Notes Agent upon the Discharge of ABL Obligations. The Term/Notes Agent hereby agrees to promptly notify the ABL Agent upon the Discharge of Term/Notes Obligations.

SECTION 16. Further Assurances. Each of the ABL Agent, on behalf of itself and each applicable ABL Secured Party, and the Term/Notes Agent, on behalf of itself and each Term/Notes Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the other Agent and the Secured Parties of the other Class such additional documents and instruments (in recordable form, if requested) as such Agent or such Secured Parties may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

SECTION 17. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 18. Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Agent, the ABL Secured Parties, the Term/Notes Agent and the Term/Notes Secured Parties, Holdings, the Company, the Subsidiaries of the Company party hereto and their respective successors and permitted assigns.

SECTION 19. Specific Performance. The First-Lien Agent may demand specific performance of this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Lien Agent.

SECTION 20. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 21. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 22. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The ABL Agent represents and warrants that this Agreement is binding upon the ABL Secured Parties. The Term/Notes Agent represents and warrants that this Agreement is binding upon the Term/Notes Secured Parties.

SECTION 23. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Secured Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 24. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Bankruptcy Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Bankruptcy Proceeding.

SECTION 25. ABL Agent and Term/Notes Agent. It is understood and agreed that (i) BofA is entering into this Agreement in its capacity as administrative agent under the ABL Credit Agreement and the provisions of

Section 12 of the ABL Credit Agreement applicable to BofA as administrative agent thereunder shall also apply to BofA as ABL Agent hereunder, (ii) WFB is entering in this Agreement in its capacity as collateral trustee under the Term/Notes Security Documents, and the provisions of Section 6 of the Collateral Trust Agreement applicable to the collateral trustee thereunder shall also apply to WFB as Term/Notes Agent hereunder.

SECTION 26. Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties, on the one hand, and the Second-Lien Secured Parties, on the other hand. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5(c)(ii) and (iii)), nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the ABL Credit Agreement, the Term Loan Credit Agreement, the Senior Secured Notes Indenture, any other Term/Notes Agreement or any other ABL Document or Term/Notes Document or permit Holdings, the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement, the Term Loan Credit Agreement, the Senior Secured Note Indenture, any other Term/Notes Agreement or any other ABL Document or Term/Notes Document.

SECTION 27. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First-Lien Secured Parties (as among themselves) and the Second-Lien Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the First-Lien Agent or the Second-Lien Agent, respectively, governing the rights, benefits and privileges as among the First-Lien Secured Parties or the Second-Lien Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other First-Lien Security Documents or Second-Lien Security Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Lien Security Documents or Second-Lien Security Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Lien Security Document or Second-Lien Security Document, and the provisions of this Agreement and the other First-Lien Security Documents and Second-Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including to give effect to any such intercreditor agreement (or similar arrangement)).

SECTION 28. Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in form and substance satisfactory to each of the ABL Agent and the Term/Notes Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.

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BANK OF AMERICA, N.A., as ABL Agent

By:	/s/ Lisa Freeman
	Name:	Lisa Freeman
	Title:	SVP

Address:

200 Glastonbury Blvd Glastonbury, CT 06033
Attention:	Spectrum Brands Loan Administration
Facsimile:	(860) 368-6029

with a copy (which shall not constitute notice) to:

Parker, Hudson, Rainer & Dobbs LLP 285 Peachtree Center Ave., N.E., Suite 1500 Atlanta, GA 30303
Attention:	Bobbi Acord Noland, Esq.
Facsimile:	(404) 522-8409

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term/Notes Agent

By:	/s/ Elizabeth T. Wagner
	Name:	Elizabeth T. Wagner
	Title:	Vice President

Address: Wells Fargo Bank, National Association 7000 Central Parkway Suite 550 Atlanta, GA 30328

SPECTRUM BRANDS, INC.

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President, Secretary & General Counsel

DB ONLINE, LLC, ROVCAL, INC., SPECTRUM JUNGLE LABS CORPORATION, SPECTRUM NEPTUNE US HOLDCO CORPORATION, TETRA HOLDING (US), INC., UNITED PET GROUP, INC.

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President and Secretary

ROV HOLDING, INC.

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Secretary

SCHULTZ COMPANY, UNITED INDUSTRIES CORPORATION

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President and Assistant Secretary

SB/RH HOLDINGS, LLC

By:	/s/ Lisa R. Carstarphen
	Name:	Lisa Carstarphen
	Title:	Vice President and Secretary

RUSSELL HOBBS, INC.,

APN HOLDING COMPANY, INC.,

APPLICA AMERICAS, INC.,

APPLICA CONSUMER PRODUCTS, INC.,

APPLICA MEXICO HOLDINGS, INC.,

HOME CREATIONS DIRECT, LTD.,

HP DELAWARE, INC.,

HPG LLC,

SALTON HOLDINGS, INC.,

TOASTMASTER INC.

By:	/s/ Lisa R. Carstarphen
	Name:	Lisa Carstarphen
	Title:	Vice President and Secretary